Exhibit 10.1

Waiver and Third Amendment to Credit Agreement and Guaranty

This Waiver and Third Amendment to Credit Agreement and Guaranty (herein, this “Agreement”) is entered into as of March 10, 2022 (the “Third Amendment Effective Date”), by and among Agile Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto (each a “Lender” and collectively, the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as a lender and as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Recitals:

A.The Lenders have extended credit to the Borrower on the terms and conditions set forth in that certain Credit Agreement and Guaranty, dated as of February 10, 2020 (as amended by that certain Waiver and First Amendment to Credit Agreement and Guaranty dated as of February 26, 2021 and that certain Waiver and Second Amendment to Credit Agreement and Guaranty dated as of January 7, 2022, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”).

B. Pursuant to Section 8.01(b) of the Credit Agreement, the Borrower is required to deliver annual financial statements that are not subject to any “‘going concern’ or like qualification or exception” (the “Going Concern Requirement”).

C. The Borrower has advised the Administrative Agent that it will not be able to deliver financial statements for the year-ending December 31, 2021 that satisfy the Going Concern Requirement (the “Specified Obligation”).

D. The Borrower has requested that the Administrative Agent and the Lenders agree to waive the Specified Obligation.

E. The Administrative Agent and the Lenders are willing to grant such waiver in accordance with and subject to the terms and conditions of this Agreement.

F.The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Existing Credit Agreement.

G. The parties hereto agree to amend the Existing Credit Agreement pursuant to the terms of this Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals; Defined Terms.  The parties hereto acknowledge that the Recitals set forth above are true and correct in all material respects.  The defined terms in the Recitals set forth above are hereby incorporated into this Agreement by reference.  All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

2.Limited Waiver.  Pursuant to Section 13.04 of the Credit Agreement and subject to the terms and conditions hereof, the Administrative Agent and the Lenders hereby waive the Specified Obligation. For the avoidance of doubt, this waiver is effective solely as a waiver of the Specified Obligation and does not constitute a waiver of any other Default or Event of Default.

3.Third Amendment to Existing Credit Agreement.  Upon satisfaction of the conditions set forth in Section 6 hereof, the Borrower, the Lenders and the Administrative Agent hereby agree that the Existing Credit Agreement is hereby amended by incorporating the changes shown on the marked copy of the Existing Credit Agreement attached hereto as Annex A.  Deletions of text in the Existing Credit Agreement as amended hereby are indicated by struck-through red text, and insertions of text as amended hereby are indicated by underlined blue text.  Attached hereto as Annex B is a clean copy of the Credit Agreement conformed through the Third Amendment.

4.Acknowledgement of Liens.  The Borrower hereby acknowledges and agrees that the Obligations owing to the Administrative Agent and the Lenders arising out of or in any manner relating to the Loan Documents shall continue to be secured by the Liens granted as security therefor in the Loan Documents, to the extent provided for in the Loan Documents heretofore executed and delivered by the Borrower; and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Agreement.

5.Representations And Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(A)After giving effect to this Agreement, the representations and warranties of the Borrower contained in Article 7 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(B)The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of, and duly executed and delivered by, the Borrower.
(C)No Default or Event of Default has occurred and is continuing or shall occur and be continuing immediately after giving effect to this Agreement.

6.Conditions Precedent.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(A)The Agent and the Lenders shall have received executed counterparts of this Agreement duly executed and delivered by the Borrower.
(B)The Administrative Agent and the Lenders shall have been reimbursed by the Borrower for all fees and expenses (including attorneys’ fees and expenses) incurred by the Agent and its counsel outstanding as of the date hereof.
(C)The Administrative Agent and the Lenders shall have received resolutions of the board of directors (or similar governing body or committee of the board of directors, as applicable) of the Borrower approving and authorizing the execution, delivery and performance of this Agreement, certified as of the Third Amendment Effective Date by its secretary or assistant secretary as being in full force and effect without modification or amendment.

7.Reference to and Effect on the Loan Documents; No Novation.
(A)This Agreement constitutes a Loan Document.  On and after the date hereof, words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Agreement.
(B)Except as specifically set forth in this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(C)Except as expressly set forth in this Agreement, the Loan Documents and all of the obligations of the Loan Parties thereunder and the rights and benefits of the Administrative Agent and the Lenders thereunder remain in full force and effect. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Loan Parties agree to comply with all of the terms, conditions, and provisions of the Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement entered into in accordance with Section 13.04 of the Credit Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.Headings.  The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

9.Governing Law.  This Agreement, and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

10. Incorporation of Sections 13.10 and 13.11 of the Credit Agreement.  The provisions set forth in Sections 13.10 (Jurisdiction, Service of Process and Venue) and 13.11 (Waiver of Jury Trial) of the Credit Agreement shall apply to this Agreement in all respects.

11.Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by facsimile, DocuSign or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

12.Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13.Binding Effect.  This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AGILE THERAPEUTICS, INC., as Borrower

By:	/s/ Alfred Altomari

Name: Alfred Altomari

Title: Chairman and Chief Executive Officer

PERCEPTIVE CREDIT HOLDINGS III, LP,

as Agent and Lender

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit

Name: Sandeep Dixit

Title: Chief Credit Officer

By:	/s/ Sam Chawla

Name: Sam Chawla

Title: Portfolio Manager

ANNEX A

Marked Credit Agreement

ANNEX B

Conformed Credit Agreement

(Third Amendment)